Exhibit 8.2

[Letterhead of Cravath, Swaine & Moore LLP]

[Effective Date of S-4]

FPL Group, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408

Re:	Agreement and Plan of Merger by and among

Constellation Energy Group, Inc., CF Merger

Corporation and FPL Group, Inc., dated as of December 18, 2005

Ladies and Gentlemen:

We have acted as counsel for FPL Group, Inc., a Florida corporation (“FPL Group”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 18, 2005 by and among Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), CF Merger Corporation, a Florida corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), and FPL Group, pursuant to which Merger Sub will merge with and into FPL Group (the “Merger”) with FPL Group as the surviving corporation, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

We have examined (i) the Merger Agreement, (ii) registration statement on Form S-4 (the “Registration Statement”), and (iii) the representation letters of FPL Group, Constellation and Merger Sub delivered to us for purposes of this opinion (the “Representation Letters”), which will also be delivered to us in substantially the same form at the Effective Time to support delivery of our opinion with respect to the treatment of the Merger as a reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (such opinion to be substantially in the form of the opinion attached as Exhibit A hereto). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the relevant statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by FPL Group, Constellation and Merger Sub in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement, if relevant, or the Representation Letters “to the best knowledge of,” or based on the belief of FPL Group, Constellation and Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed, with your permission, that the parties have complied with and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement. If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, we hereby confirm our opinion set forth under the heading “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement, subject to the limitations and qualifications stated therein.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign laws, or with respect to other areas of U.S. federal taxation. Further, we express no opinion as to the tax consequences to Constellation holders resulting from the Stock Split. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings “Summary of the Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger”, “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

FPL Group, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408

Exhibit A to Exhibit 8.2

[Letterhead of Cravath, Swaine & Moore LLP]

[Closing Date of Merger]

FPL Group, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408

Re:	Agreement and Plan of Merger by and among

Constellation Energy Group, Inc., CF Merger

Corporation and FPL Group, Inc., dated as of December 18, 2005

Ladies and Gentlemen:

We have acted as counsel for FPL Group, Inc., a Florida corporation (“FPL Group”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 18, 2005 by and among Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), CF Merger Corporation, a Florida corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), and FPL Group, pursuant to which Merger Sub will merge with and into FPL Group (the “Merger”) with FPL Group as the surviving corporation, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

We have examined (i) the Merger Agreement, (ii) registration statement on Form S-4 (the “Registration Statement”), and (iii) the representation letters of FPL Group, Constellation and Merger Sub delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the relevant statements concerning the Merger set forth in the Merger Agreement and the Registration

Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by FPL Group, Constellation and Merger Sub in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement, if relevant, or the Representation Letters “to the best knowledge of,” or based on the belief of FPL Group, Constellation and Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed, with your permission, that the parties have complied with and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement. If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and each of FPL Group, Constellation and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign laws, or with respect to other areas of U.S. federal taxation. Further, we express no opinion as to the tax consequences to Constellation holders resulting from the Stock Split. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings “Summary of the Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger”, “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

FPL Group, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408